UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2016

Avnet, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-4224	11-1890605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 643-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 14, 2016, Avnet, Inc. (the “Company”) entered into a Senior Unsecured Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with Avnet Holding Europe BVBA, a private limited liability company organized under the laws of Belgium and a wholly owned subsidiary of the Company (the “Belgian Borrower”), Tenva Group Holdings Limited, a private limited company incorporated under the laws of England and a wholly owned subsidiary of the Company (the “UK Borrower” and, collectively with the Belgian Borrower, the “Borrowers”), the lenders party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent.

The Term Loan Credit Agreement provides for a single borrowing by the Borrowers of up to €500 million in the aggregate with a maturity date of three years from the date of borrowing. The proceeds from borrowings under the Term Loan Credit Agreement will be used to finance a portion of the cash consideration and any fees and expenses related to the Company’s offer to acquire, directly or indirectly, all of the outstanding and to be issued share capital of Premier Farnell plc, a public limited company organized under English law (the “Transaction”).

The Company has agreed to guarantee the obligations of the Borrowers under the Term Loan Credit Agreement. The Term Loan Credit Agreement is unsecured. The obligations of the lenders to fund loans under the Term Loan Credit Agreement expires on February 27, 2017, or earlier as provided in the Term Loan Credit Agreement. The Borrowers’ ability to borrow under the Term Loan Credit Agreement is subject to customary limited conditionality. Borrowings under the Term Loan Credit Agreement will bear interest at a variable annual rate based on LIBOR plus an applicable margin based on the credit rating at that time for the Company’s long-term senior unsecured indebtedness.

The Company’s and the Borrowers’ failure to satisfy the covenants under the Term Loan Credit Agreement or the occurrence of other specified events that could constitute an event of default could, among other things, permit the lenders thereunder to terminate their commitments or accelerate the Borrowers’ repayment obligations.

Subject to the satisfaction of certain conditions, upon the effectiveness of the Term Loan Credit Agreement, the tranche A-1 commitments under the Senior Unsecured Bridge Credit Agreement, dated as of July 27, 2016 (the “Bridge Credit Agreement”), among the Company, Bank of America, as administrative agent, and the lenders party thereto, were automatically and permanently reduced from £557 million to £137 million and the tranche A-2 commitments under the bridge facility were terminated.

In addition, to facilitate entry into the Term Loan Credit Agreement, the Company entered into amendments to (i) the Bridge Credit Agreement (such amendment, the “Bridge Amendment”) and (ii) the Credit Agreement, dated as of July 9, 2014, between the Company, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer (such amendment, the “Revolver Amendment”).

The description of the provisions of the Term Loan Credit Agreement, Bridge Amendment and Revolver Amendment set forth above are qualified in their entirety by reference to the full and complete terms contained in the Term Loan Credit Agreement, Bridge Amendment and Revolver Amendment, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K, respectively, and are incorporated into this Item 1.01 by reference.

Bank of America and its affiliates have in the past provided investment and commercial banking services to the Company and its affiliates for which Bank of America and its affiliates have received customary fees and expenses, and they may provide similar services to the Company and its affiliates in the future.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following materials are attached as exhibited to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Senior Unsecured Term Loan Credit Agreement, dated as of September 14, 2016, between Avnet, Inc., Avnet Holding Europe BVBA, Tenva Group Holdings Limited, the lenders party thereto and Bank of America N.A., as administrative agent

10.2	Amendment No. 1 to Senior Unsecured Bridge Credit Agreement, dated as of September 13, 2016, between Avnet, Inc., the lenders party thereto and Bank of America N.A., as administrative agent

10.3	Amendment No. 1 to Credit Agreement, dated as of September 14, 2016, between Avnet, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent

FURTHER INFORMATION

This Current Report is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Transaction is expected to be implemented pursuant to the terms of the scheme of arrangement, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Transaction. Any decision in respect of, or other response to, the Transaction should be made only on the basis of the information contained in the scheme of arrangement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances and may include words such as “will,” “anticipate,” “intend,” “expect,” “believe,” “should,” “could” and other words of similar meaning. Actual results may differ materially from the expectations contained in the forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements herein are the manner in which the parties plan to effect the Transaction, the expected benefits and costs of the Transaction, the expected timing of the completion of the Transaction, the various conditions to which the Transaction is subject, the terms of the Transaction and the manner in which the Company plans to finance the Transaction, the effect of the Transaction on the Company’s and its subsidiaries’ future prospects, the potential future financial impact of the Transaction, potential synergies resulting from the Transaction, and any assumptions underlying any of the foregoing. More detailed information about other factors that could cause actual results to differ from the Company’s expectations is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2016

AVNET, INC.

By:	/s/ Kevin Moriarty
Name:	Kevin Moriarty
Title:	Senior Vice President and Chief Financial Officer

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